EXHIBIT 23.2



              CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of PharmaKinetics Laboratories, Inc. on Form S-8 of our report dated August 14, 1997, on our audits of the financial statements and financial statement schedule of PharmaKinetics Laboratories, Inc. as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995, which report is included in PharmaKinetics Laboratories, Inc.'s Annual Report on Form 10-K.

     We also consent to the reference to our firm under the captions "Interests of Named Experts and Counsel".


                                 /s/PricewaterhouseCoopers LLP
                                 -----------------------------
                                 PRICEWATERHOUSECOOPERS LLP


Baltimore, Maryland
July 20, 1998